Exhibit 99.2

NEWS RELEASE for August 18, 2004

Contact:	Allen & Caron Inc
	Michael Lucarelli (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	m.lucarelli@allencaron.com	len@allencaron.com

DIGITAL ANGEL ANNOUNCES CONFERENCE CALL ON RECENT DEVELOPMENTS IN ANIMAL APPLICATIONS GROUP

SOUTH ST PAUL, MN (August 18, 2004) /PRNewswire/ — Digital Angel Corporation (Amex: DOC) said today that in response to numerous inquiries regarding activities related to its animal applications group, including the national livestock ID program, it hold a non-earnings-related conference call on Thursday, August 19, at 10:30 AM to discuss the topics, and to answer questions.

President & CEO Kevin McGrath will make a statement, and then executives from Digital Angel Corp will take questions from the call participants.  Invitations will be emailed to institutional investors; others can participate in a webcast, available at www.DigitalAngelCorp.com or by going to http://www.vcall.com/CEPage.asp?ID=89109.

With regard to the national livestock ID program, McGrath noted that the first programs have been funded by the federal government in 29 states, with an award of more than $11 million.  “Although we believe the majority of the funding at this stage will be used to establish premise-ID systems at the state level, funding will be available for tagging, scanners and information systems as well,” McGrath said.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets.  Applications for the Company’s products include identification and monitoring of pets, fish and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital, Inc. (Nasdaq: ADSX).  For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

For further information please contact:  investors, Michael Lucarelli, +1-212-691-8087, m.lucarelli@allencaron.com, or media, Len Hall, +1-949-474-4300, len@allencaron.com, both of Allen & Caron Inc for Digital Angel Corporation.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that recent changes in the Company’s senior management could have an adverse effect on the Company’s financial results that the Company’s stockholders will experience dilution if certain debt owned by the Company is converted into common stock; the risk of foreclosure on substantially all of the Company’s assets; that the Company’s majority stockholder, Applied Digital Solutions, Inc. is able to completely control the board of directors and may support actions that conflict with the interests of other stockholders; that the Company’s earnings will decline if it writes off additional goodwill and other intangible assets; that exercises of the Company’s options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, the Company’s inability to generate income, the Company’s ability to maintain patent and trade secret protection, domestic and foreign government regulation, the Company’s sales to government contractors of animal identification products, dependence on a single production arrangement for its patented syringe-injectable microchips, dependence on principal customers, competition in the visual and electronic identification markets, foreign currency rate fluctuation, dependence on a small team of senior management and the Company’s ability to develop, integrate, miniaturize and market the Digital Angel(TM) technology.  A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2003.  Investors and stockholders are urged to read this document carefully.  The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections.  The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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